Exhibit 4.1

PACIFICORP
(An Oregon Corporation)

TO

JPMORGAN CHASE BANK
(A New York Corporation)
(Formerly Known as The Chase Manhattan Bank)

As Trustee under PacifiCorp’s
Mortgage and Deed of Trust,
Dated as of January 9, 1989

Fifteenth Supplemental Indenture
Dated as of June 1, 2003

Supplemental to PacifiCorp’s Mortgage and Deed of Trust
Dated as of January 9, 1989

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After-Acquired Property Provisions

FIFTEENTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of June, 2003, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York corporation whose address is 4 New York Plaza, 15th Floor, New York, New York 10004 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Fifteenth Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Fifteenth Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has executed, delivered, recorded and filed Supplemental Indentures as follows:

Dated as of

First	March 31, 1989
Second	December 29, 1989
Third	March 31, 1991
Fourth	December 31, 1991
Fifth	March 15, 1992
Sixth	July 31, 1992
Seventh	March 15, 1993
Eighth	November 1, 1993
Ninth	June 1, 1994
Tenth	August 1, 1994
Eleventh	December 1, 1995
Twelfth	September 1, 1996
Thirteenth	November 1, 1998
Fourteenth	November 15, 2001

and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding

First	-10.45% Series due January 9, 1990	1/9/90	$500,000	0
Second	-Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	-Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	-Secured Medium-Term Notes, Series C	various	300,000,000	118,976,032
Fifth	-Secured Medium-Term Notes, Series D	various	250,000,000	31,500,000
Sixth	-C-U Series	various	250,432,000	142,817,000
Seventh	-Secured Medium-Term Notes, Series E	various	500,000,000	249,500,000
Eighth	-6 ¾% Series due April 1, 2005	4/1/2005	150,000,000	150,000,000
Ninth	-Secured Medium-Term Notes, Series F	various	500,000,000	297,500,000
Tenth	-E-L Series	various	71,200,000	71,200,000
Eleventh	-Secured Medium-Term Notes, Series G	various	500,000,000	300,000,000
Twelfth	-Series 1994-1 Bonds	various	216,470,000	216,470,000
Thirteenth	-Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	-9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	-Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	-Secured Medium-Term Notes, Series H	various	500,000,000	500,000,000
Seventeenth	-5.65% Series due 2006	11/1/06	200,000,000	200,000,000
Eighteenth	-6.90% Series due November 15, 2011	11/15/11	500,000,000	500,000,000
Nineteenth	-7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000

and

WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

WHEREAS, the Company now desires to create six new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Fifteenth Supplemental Indenture, and the terms of the bonds of the Twentieth through the Twenty-Fifth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

Now, Therefore, This Indenture Witnesseth:

That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IX hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Fifteenth Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Twentieth Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “Collateral Bonds, First 2003 Series” (herein sometimes referred to as the Twentieth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I)

  Bonds of the Twentieth Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denominations of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

(II)  Bonds of the Twentieth Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twentieth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

(III)  The principal of and interest on each bond of the Twentieth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV)  Each bond of the Twentieth Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

(V)  Each bond of the Twentieth Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

(VI)  Each bond of the Twentieth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VII)  At the option of the registered owner, any bonds of the Twentieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(VIII)  Bonds of the Twentieth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twentieth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twentieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twentieth Series.

(IX)  After the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Fifteenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twentieth Series in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000).

SECTION 1.02. Bonds of the Twentieth Series shall be issued to secure payment of certain of the Company’s obligations under the Loan Agreement dated as of December 1, 1984, together with any amendment and supplement thereto, including the First Supplemental Loan Agreement dated as of June 1, 2003 (as so amended, supplemented and restated, the “Sweetwater Loan Agreement”), between Sweetwater County, Wyoming and the Company, relating to $15,000,000 aggregate principal amount of Sweetwater County, Wyoming, Pollution Control Revenue Bonds (PacifiCorp Project) Series 1984 (the “Series 1984 Bonds”) pursuant to the Indenture of Trust dated as of December 1, 1984 between Sweetwater County, Wyoming, as issuer, and Bank One Trust Company, NA, as successor trustee, together with any amendment and supplement thereto, including the Second Supplemental Indenture of Trust dated as of June 1, 2003 (as so amended, supplemented and restated, the “Series 1984 Indenture”).

(I)

  The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Twentieth Series, including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twentieth Series prior to maturity, shall be fully or partially, as the case may be, satisfied and discharged to the extent that the equivalent amounts due under the Sweetwater Loan

Agreement with respect to the Series 1984 Bonds shall have been fully or partially paid. Satisfaction of any obligation under the bonds of the Twentieth Series to the extent that payment is made with respect to the Sweetwater Loan Agreement means that if any payment is made under the Sweetwater Loan Agreement, a corresponding payment obligation with respect to the principal of and premium, if any, or interest on bonds of the Twentieth Series (including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twentieth Series prior to maturity), shall be deemed discharged in the same proportion and amount as such payment discharges the outstanding obligations with respect to the Sweetwater Loan Agreement. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Twentieth Series shall have been fully discharged and satisfied unless and until the Trustee shall have received a written notice from the trustee under the Series 1984 Indenture, signed by a Chairman, President or any Vice President of the trustee under the Series 1984 Indenture, stating (i) that timely payment of the amounts due under the Sweetwater Loan Agreement has not been made such that an “Event of Default” under the Sweetwater Loan Agreement has occurred, and (ii) the amount of funds required to pay the amounts then due under the Sweetwater Loan Agreement. The Trustee may conclusively rely on clause (ii) of said notice as to the amount of funds then due under the bonds of the Twentieth Series.

(II)  Any Event of Default described in Section 9.01(a), 9.01(b) or 9.01(c) of the Series 1984 Indenture shall be deemed to be a Default for purposes of Article XV of the Mortgage in payment of the principal of, or premium or interest on the bonds of the Twentieth Series in the amount of the defaulted principal, premium or interest due (whether as a component of purchase price under Section 9.01(c) of the Series 1984 Indenture or otherwise) on the Series 1984 Bonds; subject, however, to the condition that any waiver or cure of any such Event of Default under the Series 1984 Indenture and a rescission and annulment of its consequences shall constitute a waiver or cure of the corresponding Default or Defaults under the Mortgage on the bonds of the Twentieth Series and a rescission and annulment of the consequences thereof, but no such waiver or cure and rescission and annulment will extend to or affect any other Default or any subsequent Default or impair any right or remedy consequent thereon. The Trustee may conclusively presume that no such Event of Default has occurred or has been waived or cured or that the consequences thereof have not been rescinded or annulled unless and until the Trustee shall have received a written notice from the trustee under the Series 1984 Indenture, signed by a Chairman, President or any Vice President thereof, stating that one or more of such Events of Default has occurred or has been waived or cured or that the consequences thereof have been rescinded or annulled.

ARTICLE II

Twenty-First Series of Bonds

SECTION 2.01. There shall be a series of bonds designated “Collateral Bonds, Second 2003 Series” (herein sometimes referred to as the Twenty-First Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I)  Bonds of the Twenty-First Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denominations of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

(II)  Bonds of the Twenty-First Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twenty-First Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

(III)  The principal of and interest on each bond of the Twenty-First Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV)  Each bond of the Twenty-First Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

(V)  Each bond of the Twenty-First Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

(VI)  Each bond of the Twenty-First Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VII)  At the option of the registered owner, any bonds of the Twenty-First Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(VIII)  Bonds of the Twenty-First Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twenty-First Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twenty-First Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-First Series.

(IX)  After the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Fifteenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twenty-First Series in an aggregate principal amount not to exceed Eight Million Five Hundred Thousand Dollars ($8,500,000).

SECTION 2.02. Bonds of the Twenty-First Series shall be issued to secure payment of certain of the Company’s obligations under the Loan Agreement dated as of December 1, 1986, together with any amendment and supplement thereto, including the First Supplemental Loan Agreement dated as of June 1, 2003 (as so amended, supplemented and restated, the “Forsyth Loan Agreement”), between City of Forsyth, Rosebud County, Montana and the Company, relating to $8,500,000 aggregate principal amount of City of Forsyth, Rosebud County, Montana, Flexible Rate Demand Pollution Control Revenue Bonds (PacifiCorp Colstrip Project), Series 1986 (the “Series 1986 Bonds”) pursuant to the Trust Indenture dated as of December 1, 1986 between City of Forsyth, Rosebud County, Montana, as issuer, and Bank One Trust Company, NA, as trustee, together with any amendment and supplement thereto, including the Second Supplemental Trust Indenture dated as of June 1, 2003 (as so amended, supplemented and restated, the “Series 1986 Indenture”).

(I)  The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Twenty-First Series, including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-First Series prior to maturity, shall be fully or partially, as the case may be, satisfied and discharged to the extent that the equivalent amounts due under the Forsyth Loan Agreement with respect to the Series 1986 Bonds shall have been fully or partially paid. Satisfaction of any obligation under the bonds of the Twenty-First Series to the extent that payment is made with respect to the Forsyth Loan Agreement means that if any payment is made under the Forsyth Loan Agreement, a corresponding payment obligation with respect to the principal of or premium, if any, or interest on bonds of the Twenty-First Series (including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-First Series prior to maturity), shall be deemed discharged in the same proportion and amount as such payment discharges the outstanding obligations with respect to the Forsyth Loan Agreement. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Twenty-First Series shall have been fully discharged and satisfied unless and until the Trustee shall have received a written notice from the trustee under the Series 1986 Indenture, signed by a Chairman, President or any Vice President of the trustee under the Series 1986 Indenture, stating (i) that timely payment of the amounts due under the Forsyth Loan Agreement has not been made such that an “Event of Default” under the Forsyth Loan Agreement has occurred, and (ii) the amount of funds required to pay the amounts then due under the Forsyth Loan Agreement. The Trustee may conclusively rely on clause (ii) of said notice as to the amount of funds then due under the bonds of the Twenty-First Series.

(II)  Any Event of Default described in Section 9.01(a), 9.01(b) or 9.01(c) of the Series 1986 Indenture shall be deemed to be a Default for purposes of Article XV of the Mortgage in payment of the principal of, or premium or interest on the bonds of the Twenty-First Series in the amount of the defaulted principal, premium or interest due (whether as a component of purchase price under Section 9.01(c) of the Series 1986 Indenture or otherwise) on the Series 1986 Bonds; subject, however, to the condition that any waiver or cure of any such Event of Default under the Series 1986 Indenture and a rescission and annulment of its consequences shall constitute a waiver or cure of the corresponding Default or Defaults under the Mortgage on the bonds of the Twenty-First Series and a rescission and annulment of the consequences thereof, but no such waiver or cure and rescission and annulment will extend to or affect any other Default or any subsequent Default or impair any right or remedy consequent thereon. The Trustee may conclusively presume that no such Event of Default has occurred or has been waived or cured or that the consequences thereof have not been rescinded or annulled unless and until the Trustee shall have received a written notice from the trustee under the Series 1986 Indenture, signed by a Chairman, President or any Vice President thereof, stating that one or more of such Events of Default has occurred or has been waived or cured or that the consequences thereof have been rescinded or annulled.

ARTICLE III

Twenty-Second Series of Bonds

SECTION 3.01. There shall be a series of bonds designated “Collateral Bonds, Third 2003 Series” (herein sometimes referred to as the Twenty-Second Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I)

  Bonds of the Twenty-Second Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denominations of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

(II)  Bonds of the Twenty-Second Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twenty-Second Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

(III)  The principal of and interest on each bond of the Twenty-Second Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV)  Each bond of the Twenty-Second Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

(V)  Each bond of the Twenty-Second Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

(VI)  Each bond of the Twenty-Second Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VII)  At the option of the registered owner, any bonds of the Twenty-Second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(VIII)  Bonds of the Twenty-Second Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twenty-Second Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twenty-Second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-Second Series.

(IX)  After the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Fifteenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twenty-Second Series in an aggregate principal amount not to exceed Seventeen Million Dollars ($17,000,000).

SECTION 3.02. Bonds of the Twenty-Second Series shall be issued to secure payment of certain of the Company’s obligations under the Loan Agreement dated as of January 1, 1988, together with any amendment and supplement thereto, including the First Supplemental Loan Agreement dated as of June 1, 2003 (as so amended, supplemented and restated, the “1988 Converse Loan Agreement”), between Converse County, Wyoming and the Company, relating to $17,000,000 aggregate principal amount of Converse County, Wyoming, Customized Purchase Pollution Control Revenue Refunding Bonds (PacifiCorp Project) Series 1988 (the “Series 1988 Bonds”) pursuant to the Trust Indenture dated as of January 1, 1988 between Converse County, Wyoming, as issuer, and Bank One Trust Company, NA, as trustee, together with any amendment and supplement thereto, including the Second Supplemental Trust Indenture dated as of June 1, 2003 (as so amended, supplemented and restated, the “Series 1988 Indenture”).

(I)  The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Twenty-Second Series, including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Second Series prior to maturity, shall be fully or partially, as the case may be, satisfied and discharged to the extent that the equivalent amounts due under the 1988 Converse Loan Agreement with respect to the Series 1988 Bonds shall have been fully or partially paid. Satisfaction of any obligation under the bonds of the Twenty-Second Series to the extent that payment is made with respect to the 1988 Converse Loan Agreement means that if any payment is made under the 1988 Converse Loan Agreement, a corresponding payment obligation with respect to the principal of or premium, if any, or interest on bonds of the Twenty-Second Series (including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Second Series prior to maturity), shall be deemed discharged in the same proportion and amount as such payment discharges the outstanding obligations with respect to the 1988 Converse Loan Agreement. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Twenty-Second Series shall have been fully discharged and satisfied unless and until the Trustee shall have received a written notice from the trustee under the Series 1988 Indenture, signed by a Chairman, President or any Vice President of the trustee under the Series 1988 Indenture, stating (i) that timely payment of the amounts due under the 1988 Converse Loan Agreement has not been made such that an “Event of Default” under the 1988 Converse Loan Agreement has occurred, and (ii) the amount of funds required to pay the amounts then due under the 1988 Converse Loan Agreement. The Trustee may conclusively rely on clause (ii) of said notice as to the amount of funds then due under the bonds of the Twenty-Second Series.

(II)  Any Event of Default described in Section 9.01(a), 9.01(b) or 9.01(c) of the Series 1988 Indenture shall be deemed to be a Default for purposes of Article XV of the Mortgage in payment of the principal of, or premium or interest on the bonds of the Twenty-Second Series in the amount of the defaulted principal, premium or interest due (whether as a component of purchase price under Section 9.01(c) of the Series 1988 Indenture or otherwise) on the Series 1988 Bonds; subject, however, to the condition that any waiver or cure of any such Event of Default under the Series 1988 Indenture and a rescission and annulment of its consequences shall constitute a waiver or cure of the corresponding Default or Defaults under the Mortgage on the bonds of the Twenty-Second Series and a rescission and annulment of the consequences thereof, but no such waiver or cure and rescission and annulment will extend to or affect any other Default or any subsequent Default or impair any right or remedy consequent thereon. The Trustee may conclusively presume that no such Event of Default has occurred or has been waived or cured or that the consequences thereof have not been rescinded or annulled unless and until the Trustee shall have received a written notice from the trustee under the Series 1988 Indenture, signed by a Chairman, President or any Vice President thereof, stating that one or more of such Events of Default has occurred or has been waived or cured or that the consequences thereof have been rescinded or annulled.

ARTICLE IV

Twenty-Third Series of Bonds

SECTION 4.01. There shall be a series of bonds designated “Collateral Bonds, Fourth 2003 Series” (herein sometimes referred to as the Twenty-Third Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I)  Bonds of the Twenty-Third Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denominations of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

(II)  Bonds of the Twenty-Third Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twenty-Third Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

(III)  The principal of and interest on each bond of the Twenty-Third Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV)  Each bond of the Twenty-Third Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

(V)  Each bond of the Twenty-Third Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

(VI)  Each bond of the Twenty-Third Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VII)  At the option of the registered owner, any bonds of the Twenty-Third Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(VIII)  Bonds of the Twenty-Third Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twenty-Third Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twenty-Third Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-Third Series.

(IX)  After the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Fifteenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twenty-Third Series in an aggregate principal amount not to exceed Forty-Five Million Dollars ($45,000,000).

SECTION 4.02. Bonds of the Twenty-Third Series shall be issued to secure payment of certain of the Company’s obligations under the Loan Agreement dated as of January 1, 1991, together with any amendment and supplement thereto, including the First Supplemental Loan Agreement dated as of June 1, 2003 (as so amended, supplemented and restated, the “1991 Lincoln Loan Agreement”), between Lincoln County, Wyoming and the Company, relating to $45,000,000 aggregate principal amount of Lincoln County, Wyoming, Pollution Control Revenue Refunding Bonds (PacifiCorp Project) Series 1991 (the “Series 1991 Bonds”) pursuant to the Trust Indenture dated as of January 1, 1991 between Lincoln County, Wyoming, as issuer, and Bank One Trust Company, NA, as trustee, together with any amendment and supplement thereto, including the Third Supplemental Trust Indenture dated as of June 1, 2003 (as so amended, supplemented and restated, the “Series 1991 Indenture”).

(I)

  The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Twenty-Third Series, including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Third Series prior to maturity, shall be fully or partially, as the case may be, satisfied and discharged to the extent that the equivalent amounts due under the 1991 Lincoln Loan Agreement with respect to the Series 1991 Bonds shall have been fully or partially paid. Satisfaction of any obligation under the bonds of the Twenty-Third Series to the extent that payment is made with respect to the 1991 Lincoln Loan Agreement means that if any payment is made under the 1991 Lincoln Loan Agreement, a corresponding payment obligation with respect to the principal of or premium, if any, or interest on bonds of the Twenty-Third Series (including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Third Series prior to maturity), shall be deemed discharged in the same proportion and amount as such payment discharges the outstanding obligations with respect to the 1991 Lincoln Loan Agreement. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Twenty-Third Series shall have been fully discharged and satisfied unless and until the Trustee shall have received a written notice from the trustee under the Series 1991 Indenture, signed by a Chairman, President or any Vice President of the trustee under the Series 1991 Indenture, stating (i) that timely payment of the amounts due under the 1991 Lincoln Loan Agreement has not been made such that an “Event of Default” under the 1991 Lincoln Loan Agreement has occurred, and (ii) the amount of funds required to pay the amounts then due under the 1991 Lincoln Loan Agreement. The Trustee may conclusively rely on clause (ii) of said notice as to the amount of funds then due under the bonds of the Twenty-Third Series.

(II)  Any Event of Default described in Section 9.01(a), 9.01(b) or 9.01(c) of the Series 1991 Indenture shall be deemed to be a Default for purposes of Article XV of the Mortgage in payment of the principal of, or premium or interest on the bonds of the Twenty-Third Series in the amount of the defaulted principal, premium or interest due (whether as a component of purchase price under Section 9.01(c) of the Series 1991 Indenture or otherwise) on the Series 1991 Bonds; subject, however, to the condition that any waiver or cure of any such Event of Default under the Series 1991 Indenture and a rescission and annulment of its consequences shall constitute a waiver or cure of the corresponding Default or Defaults under the Mortgage on the bonds of the Twenty-Third Series and a rescission and annulment of the consequences thereof, but no such waiver or cure and rescission and annulment will extend to or affect any other Default or any subsequent Default or impair any right or remedy consequent thereon. The Trustee may conclusively presume that no such Event of Default has occurred or has been waived or cured or that the consequences thereof have not been rescinded or annulled unless and until the Trustee shall have received a written notice from the trustee under the Series 1991 Indenture, signed by a Chairman, President or any Vice President thereof, stating that one or more of such Events of Default has occurred or has been waived or cured or that the consequences thereof have been rescinded or annulled.

ARTICLE V

Twenty-Fourth Series of Bonds

SECTION 5.01. There shall be a series of bonds designated “Collateral Bonds, Fifth 2003 Series” (herein sometimes referred to as the Twenty-Fourth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I)  Bonds of the Twenty-Fourth Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denominations of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

(II)  Bonds of the Twenty-Fourth Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twenty-Fourth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

(III)  The principal of and interest on each bond of the Twenty-Fourth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV)  Each bond of the Twenty-Fourth Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

(V)  Each bond of the Twenty-Fourth Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

(VI)  Each bond of the Twenty-Fourth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VII)  At the option of the registered owner, any bonds of the Twenty-Fourth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(VIII)  Bonds of the Twenty-Fourth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twenty-Fourth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twenty-Fourth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-Fourth Series.

(IX)  After the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Fifteenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twenty-Fourth Series in an aggregate principal amount not to exceed Five Million Three Hundred Thousand Dollars ($5,300,000).

SECTION 5.02. Bonds of the Twenty-Fourth Series shall be issued to secure payment of certain of the Company’s obligations under the Loan Agreement dated as of November 1, 1995, together with any amendment and supplement thereto, including the First Supplemental Loan Agreement dated as of June 1, 2003 (as so amended, supplemented and restated, the “1995 Converse Loan Agreement”), between Converse County, Wyoming and the Company, relating to $5,300,000 aggregate principal amount of Converse County, Wyoming, Environmental Improvement Revenue Bonds (PacifiCorp Project) Series 1995 (the “Series 1995 Converse Bonds”) pursuant to the Trust Indenture dated as of November 1, 1995 between Converse County, Wyoming, as issuer, and Bank One Trust Company, NA, as trustee, together with any amendment and supplement thereto, including the Second Supplemental Trust Indenture dated as of June 1, 2003 (as so amended, supplemented and restated, the “Series 1995 Converse Indenture”).

(I)  The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Twenty-Fourth Series, including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Fourth Series prior to maturity, shall be fully or partially, as the case may be, satisfied and discharged to the extent that the equivalent amounts due under the 1995 Converse Loan Agreement with respect to the Series 1995 Converse Bonds shall have been fully or partially paid. Satisfaction of any obligation under the bonds of the Twenty-Fourth Series to the extent that payment is made with respect to the 1995 Converse Loan Agreement means that if any payment is made under the 1995 Converse Loan Agreement, a corresponding payment obligation with respect to the principal of or premium, if any, or interest on bonds of the Twenty-Fourth Series (including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Fourth Series prior to maturity), shall be deemed discharged in the same proportion and amount as such payment discharges the outstanding obligations with respect to the 1995 Converse Loan Agreement. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Twenty-Fourth Series shall have been fully discharged and satisfied unless and until the Trustee shall have received a written notice from the trustee under the Series 1995 Converse Indenture, signed by a Chairman, President or any Vice President of the trustee under the Series 1995 Converse Indenture, stating (i) that timely payment of the amounts due under the 1995 Converse Loan Agreement has not been made such that an “Event of Default” under the 1995 Converse Loan Agreement has occurred, and (ii) the amount of funds required to pay the amounts then due under the 1995 Converse Loan Agreement. The Trustee may conclusively rely on clause (ii) of said notice as to the amount of funds then due under the bonds of the Twenty-Fourth Series.

(II)  Any Event of Default described in Section 9.01(a), 9.01(b) or 9.01(c) of the Series 1995 Converse Indenture shall be deemed to be a Default for purposes of Article XV of the Mortgage in payment of the principal of, or premium or interest on the bonds of the Twenty-Fourth Series in the amount of the defaulted principal, premium or interest due (whether as a component of purchase price under Section 9.01(c) of the Series 1995 Converse Indenture or otherwise) on the Series 1995 Converse Bonds; subject, however, to the condition that any waiver or cure of any such Event of Default under the Series 1995 Converse Indenture and a rescission and annulment of its consequences shall constitute a waiver or cure of the corresponding Default or Defaults under the Mortgage on the bonds of the Twenty-Fourth Series and a rescission and annulment of the consequences thereof, but no such waiver or cure and rescission and annulment will extend to or affect any other Default or any subsequent Default or impair any right or remedy consequent thereon. The Trustee may conclusively presume that no such Event of Default has occurred or has been waived or cured or that the consequences thereof have not been rescinded or annulled unless and until the Trustee shall have received a written notice from the trustee under the Series 1985 Converse Indenture, signed by a Chairman, President or any Vice President thereof, stating that one or more of such Events of Default has occurred or has been waived or cured or that the consequences thereof have been rescinded or annulled.

ARTICLE VI

Twenty-Fifth Series of Bonds

SECTION 6.01. There shall be a series of bonds designated “Collateral Bonds, Sixth 2003 Series” (herein sometimes referred to as the Twenty-Fifth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I)  Bonds of the Twenty-Fifth Series shall mature on such date or dates not more than 30 years from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denominations of Five Thousand Dollars and, at the option of the Company, of any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

(II)  Bonds of the Twenty-Fifth Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Twenty-Fifth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

(III)  The principal of and interest on each bond of the Twenty-Fifth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United

States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV)  Each bond of the Twenty-Fifth Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

(V)  Each bond of the Twenty-Fifth Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

(VI)  Each bond of the Twenty-Fifth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VII)  At the option of the registered owner, any bonds of the Twenty-Fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(VIII)  Bonds of the Twenty-Fifth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Twenty-Fifth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Twenty-Fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twenty-Fifth Series.

(IX)  After the execution and delivery of this Fifteenth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Fifteenth Supplemental Indenture, it is contemplated that there shall be an issue of bonds of the Twenty-Fifth Series in an aggregate principal amount not to exceed Twenty-Two Million Dollars ($22,000,000).

SECTION 6.02. Bonds of the Twenty-Fifth Series shall be issued to secure payment of certain of the Company’s obligations under the Loan Agreement dated as of November 1, 1995, together with any amendment and supplement thereto, including the First Supplemental Loan Agreement dated as of June 1, 2003 (as so amended, supplemented and restated, the “1995 Lincoln Loan Agreement”), between Lincoln County, Wyoming and the Company, relating to $22,000,000 aggregate principal amount of Lincoln County, Wyoming, Environmental Improvement Revenue Bonds (PacifiCorp Project) Series 1995 (the “Series 1995 Lincoln Bonds”) pursuant to the Trust Indenture dated as of November 1, 1995 between Lincoln County, Wyoming, as issuer, and Bank One Trust Company, NA, as trustee, together with any amendment and supplement thereto, including the Second Supplemental Trust Indenture dated as of June 1, 2003 (as so amended, supplemented and restated, the “Series 1995 Lincoln Indenture”).

(I)  The obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on bonds of the Twenty-Fifth Series, including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Fifth Series prior to maturity, shall be fully or partially, as the case may be, satisfied and discharged to the extent that the equivalent amounts due under the 1995 Lincoln Loan Agreement with respect to the Series 1995 Lincoln Bonds shall have been fully or partially paid. Satisfaction of any obligation under the bonds of the Twenty-Fifth Series to the extent that payment is made with respect to the 1995 Lincoln Loan Agreement means that if any payment is made under the 1995 Lincoln Loan Agreement, a corresponding payment obligation with respect to the principal of or premium, if any, or interest on bonds of the Twenty-Fifth Series (including any obligation to redeem, or pay upon acceleration, all or a portion of the principal amount of bonds of the Twenty-Fifth Series prior to maturity), shall be deemed discharged in the same proportion and amount as such payment discharges the outstanding obligations with respect to the 1995 Lincoln Loan Agreement. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the bonds of the Twenty-Fifth Series shall have been fully discharged and satisfied unless and until the Trustee shall have received a written notice from the trustee under the Series 1995 Lincoln Indenture, signed by a Chairman, President or any Vice President of the trustee under the

Series 1995 Lincoln Indenture, stating (i) that timely payment of the amounts due under the 1995 Lincoln Loan Agreement has not been made such that an “Event of Default” under the 1995 Lincoln Loan Agreement has occurred, and (ii) the amount of funds required to pay the amounts then due under the 1995 Lincoln Loan Agreement. The Trustee may conclusively rely on clause (ii) of said notice as to the amount of funds then due under the bonds of the Twenty-Fifth Series.

(II)  Any Event of Default described in Section 9.01(a), 9.01(b) or 9.01(c) of the Series 1995 Lincoln Indenture shall be deemed to be a Default for purposes of Article XV of the Mortgage in payment of the principal of, or premium or interest on the bonds of the Twenty-Fifth Series in the amount of the defaulted principal, premium or interest due (whether as a component of purchase price under Section 9.01(c) of the Series 1995 Lincoln Indenture or otherwise) on the Series 1995 Lincoln Bonds; subject, however, to the condition that any waiver or cure of any such Event of Default under the Series 1995 Lincoln Indenture and a rescission and annulment of its consequences shall constitute a waiver or cure of the corresponding Default or Defaults under the Mortgage on the bonds of the Twenty-Fifth Series and a rescission and annulment of the consequences thereof, but no such waiver or cure and rescission and annulment will extend to or affect any other Default or any subsequent Default or impair any right or remedy consequent thereon. The Trustee may conclusively presume that no such Event of Default has occurred or has been waived or cured or that the consequences thereof have not been rescinded or annulled unless and until the Trustee shall have received a written notice from the trustee under the Series 1995 Lincoln Indenture, signed by a Chairman, President or any Vice President thereof, stating that one or more of such Events of Default has occurred or has been waived or cured or that the consequences thereof have been rescinded or annulled.

ARTICLE VII

The Company Reserves the Right to Amend Provisions
Regarding Properties Excepted from Lien of Mortgage

SECTION 7.01. The Company reserves the right, without any consent or other action by holders of bonds of the Eighth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Twentieth through the Twenty-Fifth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE VIII

Miscellaneous Provisions

SECTION 8.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Twentieth through Twenty-Fifth Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 8.02. The terms defined in the Mortgage shall, for all purposes of this Fifteenth Supplemental Indenture, have the meanings specified in the Mortgage.

SECTION 8.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Fifteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifteenth Supplemental Indenture.

SECTION 8.04. Whenever in this Fifteenth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifteenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 8.05. Nothing in this Fifteenth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 8.06. This Fifteenth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE IX

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, as follows:

A—ELECTRIC SUBSTATIONS AND SWITCHYARDS

Saratoga Substation Expansion

Lands in UTAH County, State of UTAH

A parcel of land situated in the Northeast ¼ of Section 26, Township 5 South, Range 1 West, Salt Lake Meridian, Utah County, Utah, and being more particularly described as follows:

Beginning at a point on the North right of way line of 6800 South Street, said point being NORTH 10.28 feet to the centerline of said street, and South 89°55’10” West 796.19 feet along said centerline, and North 01°09’00” East 24.00 feet from the East ¼ corner of said Section 26, said point is the Southwest corner of the existing Saratoga Springs substation property recorded at Entry No. 11107, Book 2129, Page 177, in the Salt Lake County Recorder’s office, and running thence South 89°55’10” West 110.00 feet along said right of way line; thence North 01°09’00” East 209.00 feet; thence North 89°55’10” East 110.00 feet to the Northwest corner of said existing substation property; thence South 01°09’00” West 209.00 feet along the West boundary of said existing substation property to the point of beginning.

Magna Substation

Lands in SALT LAKE County, State of UTAH

Beginning East 233 feet and North 219 feet from Southwest corner of Northwest ¼ of Section 21, Township 1 South, Range 2 West, Salt Lake Meridian; East 102 feet; North 191 feet; East 178.2 feet; North 250 feet; West 280.2 feet; South 441 feet to beginning.

South Weber Substation

Lands in DAVIS County, State of UTAH

Beginning at a point on the easterly right-of-way of an existing power transmission line which is 55.08 feet South 00°57’03” West along section line and 1024.45 EAST from the Northwest corner of Section 28, Township 5 North, Range 1 West, Salt Lake Base and Meridian and running thence North 82°46’08” East 180.38 feet to the southerly right-of-way line of Interstate 84; thence along said southerly line the following two courses: South 51° easterly right-of-way line of above said transmission line; thence North 07°13’52” West 359.87 feet along said easterly line to the point of beginning.

Coldwater Canyon Substation

Lands in WEBER County, State of UTAH

Beginning at a point on the South line of Section 27, Township 7 North, Range 1 West, Salt Lake Base and Meridian, said point being N89°07’16”W 1387.51 Feet from the Southeast corner of said Section and running thence S10°10’05”W 15.20 feet; Thence N89°07’16” W 717.77 Feet parallel to said Section line; Thence N18°57’57”E 62.41 Feet along the East boundary of the future alignment of Mountain Road; Thence Northeasterly along a 580 foot radius curve to the left 42.29 feet along the east boundary of the future alignment of Mountain Road (Long Chord Bears N16°52’36”E 42.29 Feet); Thence S89°07’16”E 257.95 Feet parallel to said Section line; Thence N68°47’29”E 233.45 Feet; Thence N10°10’05”E 239.74 Feet; Thence S79°49’55”E 240.00 Feet; Thence S10°10’05”W 375.53 Feet to the point of beginning.

Manila Substation

Lands in UTAH County, State of UTAH

A parcel of land situate in the West Half of the Northwest Quarter of Section 8, Township 5 South, Range 2 East, Salt Lake Base and Meridian, being more particularly described as follows:

Beginning at a point North 00°44’13” West 1479.47 feet along Section line and EAST 35.70 feet from the West Quarter Corner of said Section 8, said point lies on the Westerly boundary of that portion of land annexed to Pleasant Grove City known as the “SCHOW ADDITION” recorded as Entry No. 31565:2002 in the Utah County Recorder’s Office, thence along the boundary of said annexation the following three (3) courses: North 00°36’13” West 183.53 feet to a point on a 545.00 foot radius curve to the right; thence Southeasterly 41.87 feet along the arc of said curve (chord bears S66°16’33”E 41.86’); thence South 64°04’30” East 246.63 feet; thence South 00°21’26” West 194.72 feet; thence WEST 161.84 feet to an existing fence; thence along said existing fence the following two (2) courses: North 28°03’59” West 115.24 feet; thence North 49°40’35” West 28.60 feet; thence North 50°40’15” West 24.72 feet to the point of beginning.

TOGETHER with a perpetual easement in favor of PacifiCorp, its successors and assigns for grading and landscaping purposes as shown on the foregoing Entry Number, together with the right of access across lot 2 for such purposes.

Westfield Substation

Lands in UTAH County, State of UTAH

A parcel of land situate in the Northwest quarter of Section 26, Township 4 South, Range 1 East, Salt Lake Base and Meridian, Utah County, Utah, said parcel being part of an entire tract of land described as Parcels 4 and 5 in that Special Warranty Deed recorded as Entry No. 62739 in Book 3771, Pages 675 - 677 of Official Records of Utah County Recorder and being more particularly described as follows:

Beginning at a point 267.73 feet South 00°16’03” East along the center section line and 50.02 feet South 88°02’00” West from the North one-quarter corner of Section 26, Township 4 South, Range 1 East, Salt Lake Base and Meridian and running thence South 00°16’03” East 329.71 feet; thence WEST 338.50 feet; thence NORTH 318.14 feet; thence North 88°02’00” East 337.16 feet to the point of beginning.

Sunrise Substation

Lands in SALT LAKE County, State of UTAH

Commencing at the South ¼ Corner of Section 24, Township 3 South, Range 2 West, Salt Lake Base & Meridian, and running thence North 89°58’44” West for 713.750 feet and North 00°01’16” East 40.000 feet to the POINT OF BEGINNING; thence North 89°58’44” West 360.00 feet; thence North 00°01’16” East 226.00 feet; thence South 89°58’44” East for 360.000 feet; thence South 00°01’16” West for 226.000 feet to the POINT OF BEGINNING.

Clearfield Substation

Lands in DAVIS County, State of UTAH

A parcel of land situate in the SW ¼ of the SW ¼ of Section 2, T.4N., R.2W., S.L.M., being more particularly described as follows:

Beginning at a point 396.0 feet North 00°07’ East along the section line and 43.0 feet EAST, from the Southwest corner of said Section 2, and running thence N.0°07’E. 200 feet, thence S.89°54’E. 230 feet, thence S.0°07’W. 200 feet, thence N.89°54’W. 230 feet, more or less, to the point of beginning.

Plain City Substation

Lands in WEBER County, State of UTAH

Beginning at a point in a north-south fence, said point being 533.63 feet N.00(37’07”E along the center-section line and 75.02 feet WEST from the center quarter corner of Section 34, Township 7 North, Range 2 West, Salt Lake Base and Meridian and running thence WEST 42.94 feet to the southeast corner of a parcel of land described as Parcel 4 in that certain Warranty Deed recorded as Entry No. 1648668 in Book 2022 at Pages 2029 and 2030 of Official Records of Weber County Recorder; thence WEST 149.16 feet to the southwest corner of the said Parcel 4; thence NORTH 100.00 feet to the northwest corner of said Parcel 4 and the south line of Parcel 1 of said Warranty Deed; thence WEST 44.41 feet along said south line to a north-south fence; thence along said fence the following seven (7) courses: N.02°40’01”E 394.82 feet; N.01°41’33”W 210.45 feet; N00°37’48”E 216.74 feet; N.01°16’16”E 155.08 feet; N01°22’45”E 92.37 feet; N01°45’46”E 97.80 feet; N01°29’06”E 153.44 feet to the north line of said Parcel 1; thence EAST 231.13 feet along said north line extended to a fence; thence along said fence the following three (3) courses; S.01°00’44”W 920.23 feet; S.00°42’52”W 407.59 feet; S.00°17’19”W 92.36 feet to the point of beginning.

B—HYDROELECTRIC PROJECT LANDS

Longview Fibre Company

Lands in COWLITZ County, State of WASHINGTON

Parcel 1 The West half of the Southwest quarter, the South half of the Northeast quarter of the Southwest quarter, and the Southeast quarter of the Southwest quarter of Section 17, Township 6 North, Range 4 East of the Willamette Meridian, except the following described parcel of land:

A parcel of land situated in Section 17, Township 6 North, Range 4 East of the Willamette Meridian, Cowlitz County, Washington, and more particularly described as follows:

Beginning at the quarter section corner common to Section 18 and 17, Township 6 North, Range 4 East, Willamette Meridian, thence South 88°06’ East for a distance of 1349.5 feet to an iron pipe;
thence South 1°32’ West for a distance of 658.2 feet to an iron pipe;
thence North 88°59’ East for a distance of 685.9 feet to an iron pipe;
thence South 4°32’ East for a distance of 1113.5 feet to an iron pipe;
thence South 89°54’ West for a distance of 248.5 feet to an iron pipe;
thence North 65°10’ West for a distance of 474.6 feet to an iron pipe;
thence North 0°48’ East for a distance of 361.5 feet to an iron pipe;
thence North 61°03’ West for a distance of 289.7 feet to an iron pipe;
thence North 2°31’ West for a distance of 1008.6 feet to an iron pipe;
thence South 60°17’ West for a distance of 1291.2 feet more or less to an iron pipe on the line common to Sections 17 and 18;
thence North 0°55’ West for a distance of 732.9 feet more or less to the point of beginning.

Parcel 2 The South one-half of the Northwest quarter of the Southeast quarter of Section 17, Township 6 North, Range 4 East of the Willamette Meridian.

IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Treasurer for and in its behalf, and JPMorgan Chase Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by one of its Trust Officers, all as of the day and year first above written.

[SEAL]	PACIFICORP
	By	/s/ Donald N. Furman

Donald N. Furman Senior Vice President

Attest:	/s/ Bruce N. Williams

Bruce N. Williams Treasurer

[SEAL]	JPMORGAN CHASE BANK as Trustee
	By	/s/ James D. Heaney

James D. Heaney Vice President

Attest:	/s/ Virginia Dominguez

Virginia Dominguez Trust Officer

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this 28th day of May, 2003, before me, Christopher S. Johnson, a Notary Public in and for the State of Oregon, personally appeared Donald N. Furman and Bruce N. Williams, known to me to be a Senior Vice President and Treasurer, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ Christopher S. Johnson

Residing at: Portland, Oregon

Christopher S. Johnson
Notary Public—Oregon
Commission No. 355458
My Commission Expires March 6, 2006

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	) SS.:

On this 29th day of May, 2003, before me, Emily Fayan, a Notary Public in and for the State of New York, personally appeared James D. Heaney and Virginia Dominguez, known to me to be a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ Emily Fayan

Notary Public, State of New York

Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 31, 2005